UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 9, 2016

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 9, 2016, Exar Corporation (“Exar”) entered into a Purchase Agreement (the “Purchase Agreement”) with ASUS Computer International (“Buyer”), pursuant to which the parties agreed to consummate a sale and leaseback transaction (the “Sale and Leaseback Transaction”). Under the terms of the Purchase Agreement, Exar agreed to sell its properties located at 48710-48720 Kato Road, Fremont, California, including its corporate headquarters facilities (the “Real Property”) to Buyer, for a total purchase price of $26.0 million.

At the consummation of the Sale and Leaseback Transaction, Exar will enter into a Triple Net Lease (the “Lease Agreement”) with Buyer pursuant to which Exar will lease back a portion of the Real Property for a term commencing on the consummation of the Sale and Leaseback Transaction and ending on December 31, 2017, unless earlier terminated in accordance with the terms of the Lease Agreement, with respect to the property located at 48720 Kato Road, Fremont, California, and ending 90 days from the consummation of the Sale and Leaseback Transaction with respect to a portion (approximately 800 square feet) of the property located at 48710 Kato Road, Fremont, California. Under the Lease Agreement, Exar’s financial obligations will include base monthly rent of $86,338 per month for the property located at 48720 Kato Road, and an additional monthly rent of $600.00 with respect to the portion of the building located at 48710 Kato Road, Fremont, California. Exar will also be responsible for its monthly share of certain expenses related to the leased facilities, including its share of insurance premiums, taxes and common area expenses.

Exar anticipates that the close of the Sale and Leaseback Transaction will occur in May 2016, subject to satisfaction of certain customary closing conditions for transactions of this type.

The foregoing summary of terms and conditions of the Purchase Agreement and the Lease Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement and the form of Lease Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and which are incorporated by reference into this Item 1.01.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Purchase Agreement entered into on May 9, 2016 by and between Exar Corporation and ASUS Computer International.
10.2	Form of Triple Net Lease to be entered into between Exar Corporation and ASUS Computer International.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: May 10, 2016	/s/ Ryan A. Benton
Ryan A. Benton
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement entered into on May 9, 2016 by and between Exar Corporation and ASUS Computer International.
10.2	Form of Triple Net Lease to be entered into between Exar Corporation and ASUS Computer International.